                                (RULE 14A - 101)

                              INFORMATION REQUIRED

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. ____________)

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ x ]  Preliminary Proxy Statement
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
       6(e)(2))

                         Parallel Petroleum Corporation
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[ x]   No fee required.
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                         PARALLEL PETROLEUM CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



Dear Stockholder:

         Notice is hereby given that Parallel's Annual Meeting of Stockholders will be held at the Midland Petroleum Club, 501 West Wall Street, Midland, Texas 79701, on Wednesday, June 23, 1999 at 10:00 a.m.

         We intend to present for your approval at this meeting:

     o the election of five Directors to serve until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified;

     o a proposal to authorize the issuance and sale of up to 5,000,000 shares of common stock in privately negotiated transactions to purchasers and upon terms to be approved by the Board of Directors;

     o the ratification of the reappointment of KPMG LLP as independent auditors for 1999; and

     o the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

         If you were a holder of record of Parallel common stock at the close of business on May 12, 1999, you are entitled to vote at the Annual Meeting.


                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Thomas W. Ortloff
                                       Secretary


May 24, 1999


YOUR VOTE IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE
ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED
WITHOUT DELAY IN THE POSTAGE PAID ENVELOPE.

                         PARALLEL PETROLEUM CORPORATION

                        One Marienfeld Place, Suite 465
                               110 N. Marienfeld
                              Midland, Texas 79701
                                 (915) 684-3727

                                PROXY STATEMENT

                          ---------------------------




SOLICITATION OF PROXIES

         The accompanying proxy is solicited on behalf of the Board of Directors of Parallel for the Annual Meeting of Stockholders. The meeting will be held at the Midland Petroleum Club, 501 West Wall Street, Midland, Texas 79701, at 10:00 a.m. on Wednesday, June 23, 1999, for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments thereof. The principal executive office of the Company is located at One Marienfeld Place, Suite 465, 110 N. Marienfeld, Midland, Texas 79701.

         We will bear the cost of soliciting proxies. Proxies will be solicited primarily by mail, but may be supplemented by personal solicitation by officers, employees and Directors of Parallel. No additional compensation will be paid for their solicitation efforts. The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy are first being mailed to stockholders on May 24, 1999.


VOTING AT THE ANNUAL MEETING

         The close of business on May 12, 1999 has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. At that date, Parallel had issued and outstanding 18,331,858 shares of voting common stock.

         Holders of common stock are entitled to vote on all matters properly brought before the meeting, including the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. Each share of common stock you own entitles you to one vote. Cumulative voting is not permitted.

QUORUM AND VOTING REQUIREMENTS

         The presence of a majority of the outstanding shares of common stock, whether in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

         Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. An abstention from voting on a matter or a proxy instructing that a vote be withheld has the same effect as a vote against the matter since it is one less vote for approval.

         A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     o Election of Directors: Directors will be elected by a plurality of votes cast. A plurality means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

     o Approval of Auditors: To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes and abstentions on this matter have the effect of negative votes.

     o Approval of Issuance of Common Stock: To be adopted, the proposal authorizing the issuance of additional shares of common stock must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes on this matter do not affect the outcome. Abstentions have the effect of negative votes.

HOW TO REVOKE YOUR PROXY

         You may revoke a proxy at any time before it is voted. You can do this by delivering a later dated proxy or by notifying the Secretary in writing specifically revoking the proxy. Your attendance and voting in person at the Annual Meeting will also revoke a proxy. If you do not make any specification on the proxy, your shares will be voted in accordance with the recommendation of the Board of Directors as stated herein, or at the discretion of the named proxies with regard to any other matter that may properly come before the Annual Meeting.


                                STOCK OWNERSHIP

         This table shows information as of April 30, 1999 about the beneficial ownership of common stock by: (1) each person known by us to own beneficially more than five percent of the outstanding common stock, (2) each executive officer of Parallel, (3) each Director and nominee for Director of Parallel, and (4) all of our executive officers and Directors (and nominees) as a group:



      Name and Address                 Amount and Nature
             of                               of                  Percent of
      Beneficial Owner               Beneficial Ownership(1)      Class(2)
     ------------------              ------------------------     ---------

Thomas R. Cambridge                         967,045(3)               5.22%
216 Texas Commerce Bank Building
Amarillo, Texas 79109

Ernest R. Duke                              269,973(4)               1.47%
408 West Wall Street
Midland, Texas 79701

Myrle Greathouse                          1,644,057(5)               8.64%
401 Cypress, Suite 519
Abilene, Texas  79601


    Name and Address                       Amount and Nature
         of                                       of                    Percent of
    Beneficial Owner                     Beneficial Ownership(1)         Class(2)
    ----------------                     ----------------------          --------


Larry C. Oldham                                  697,090(6)              3.72%
One Marienfeld Place, Suite 465
Midland, Texas 79701

Charles R. Pannill                                89,495(7)                 *
3416 Acorn Run
Fort Worth, Texas 76019

Wes-Tex Drilling Company                       1,246,773(8)              6.69%
519 First National Bank Building West
Abilene, Texas 79601

Julia Jones Matthews                           1,742,846(9)              8.95%
400 Pine, Suite 900
Abilene, Texas 79601

Dodge Jones Foundation                         1,371,482(10)             7.10%
400 Pine, Suite 900
Abilene, Texas 79601

All Executive Officers and Directors           3,667,660(11)            18.64%
as a Group (5 persons)

---------
   *   Less than one percent.

   (1) Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers.

   (2) Securities not outstanding, but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

   (3) Includes 200,000 shares of common stock underlying presently exercisable stock options.

   (4) Includes 35,000 shares of common stock underlying a presently exercisable stock option. Also included are 74,395 shares held by Duke and Cain Partnership, a general partnership in which Mr. Duke is a partner, and 20,000 shares held in the name of Mr. Duke's wife. Mr. Duke has shared voting and investment powers with respect to such shares.

   (5) Includes 932,488 shares of common stock held directly by Wes-Tex Drilling Company, a corporation, and 314,285 shares of common stock that may be acquired by Wes-Tex upon conversion of 110,000 shares of preferred stock held by Wes-Tex. Mr. Greathouse is the chairman of the board of directors and sole shareholder of Wes-Tex and, accordingly, has shared voting and investment powers with respect to such shares. See note 8 below. Also included are 60,000 shares of common stock underlying presently exercisable stock options, and 1,000 shares held by a twenty-two member investment club, of which Mr. Greathouse is a member, and as to which Mr. Greathouse has shared voting and investment powers. The Greathouse Charitable Remainder Trust and the Greathouse Foundation may each acquire 157,142 shares of common stock upon conversion of 55,000 shares of preferred stock held by each of them. Such shares of common stock are included in the total number of shares shown in the table. However, Mr. Greathouse disclaims beneficial ownership of all 314,284 shares of common stock that may be acquired by The Greathouse Charitable Remainder Trust and the Greathouse Foundation.

   (6) Includes 387,000 shares of common stock underlying presently exercisable stock options.

   (7) Includes 35,000 shares of common stock underlying a presently exercisable stock option. Also included are 1,300 shares held by Mr. Pannill as custodian for the benefit of two minor grandchildren and as to which Mr. Pannill disclaims beneficial ownership.

   (8) Mr. Greathouse, a Director of Parallel, is the chairman of the board of directors and sole stockholder of Wes-Tex Drilling Company. Wes-Tex has shared voting and investment powers with respect to such shares. See note 5 above.

   (9) Includes 200,000 shares of common stock owned directly by the Julia Jones Matthews Family Trust and 171,428 shares of common stock that may be acquired by the Trust upon conversion of 60,000 shares of preferred stock held directly by the Trust. By virtue of her position as the President and a Director of the Dodge Jones Foundation, Matthews has shared voting and investment powers with respect to, and may also be deemed to be the beneficial owner of, 971,428 shares of common stock that may be acquired by the Dodge Jones Foundation upon conversion of 340,000 shares of preferred stock held by it, and 400,000 shares of common stock that are owned directly by the Dodge Jones Foundation. Matthews disclaims beneficial ownership of all shares of common stock beneficially owned by the Dodge Jones Foundation. See note 10.

  (10) Includes 971,428 shares that may be acquired upon conversion of 340,000 shares of preferred stock. The Dodge Jones Foundation has shared voting and investment powers with respect to such shares of common stock. See note 9.

  (11) Includes 717,000 shares of common stock underlying presently exercisable stock options and 628,569 shares of common stock that may be acquired upon conversion of 220,000 shares of preferred stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires Parallel's Directors and officers to file periodic reports with the SEC. These reports show the Directors' and officers' ownership, and the changes in ownership, of Parallel's common stock and other equity securities. To our knowledge, all Section 16(a) filing requirements have been complied with during 1998, except that one transaction involving the purchase by Mr. Duke of 5,000 shares of common stock was reported late.


                             ELECTION OF DIRECTORS

         Directors of Parallel are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. The number of directors comprising the whole Board is determined by the Board of Directors. After Danny H. Conklin resigned from the Board in January, 1999, the size of the Board was reduced from six to five directors. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board and the shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. The Board has no reason to expect that any nominee will become unavailable. Shares represented by the accompanying form of proxy will be voted for the election of the following five nominees unless other instructions are shown on the proxy card:

         THE BOARD IS RECOMMENDING THAT THE FIVE CURRENT DIRECTORS OF PARALLEL BE RE-ELECTED.


                                         Director
        Nominee                            Since          Position with Company
        -------                            -----          ---------------------

Thomas R. Cambridge                         1985        Chairman of the Board of
                                                        Directors and Chief
                                                        Executive Officer

Larry C. Oldham                             1979        President, Treasurer and
                                                        Director

Ernest R. Duke(1)                           1980        Director

Myrle Greathouse(2)                         1993        Director

Charles R. Pannill(1)(2)                    1982        Director

---------

(1)   Member of Audit Committee.
(2)   Member of Compensation Committee.

         Mr. Cambridge, age 63, is an independent petroleum geologist engaged in the exploration for, development and production of oil and gas. From 1970 until 1990, such activities were carried out primarily through Cambridge & Nail Partnership, a Texas general partnership. Since 1990, such oil and gas activities have been carried out through Cambridge Production, Inc., a Texas corporation. Mr. Cambridge has served as a Director of the Company since February, 1985; as President during the period from October, 1985 to October, 1994; and as Chairman of the Board of Directors and Chief Executive Officer since October, 1985. Mr. Cambridge serves the Company in the capacity of a consultant and not as a full-time employee.

         Mr. Oldham, age 45, a founder of the Company, has served as an officer and Director of the Company since its formation in 1979. Mr. Oldham became President of the Company in October, 1994, and served as Executive Vice President of the Company prior to that time. Mr. Oldham is a member of the American Institute of Certified Public Accountants and the Permian Basin Landman's Association.

         Mr. Duke, age 72, is a consultant to MI Drilling Fluids, LLC and the president and majority shareholder of Mustang Mud, Inc., a privately held oil field service company.

         Mr. Greathouse, age 76, is the chairman of the board of directors and sole shareholder of Wes-Tex Drilling Company, a corporation engaged in oil and gas exploration and production.

         Mr. Pannill, age 73, was employed by The Western Company of North America for over thirty years until his retirement in February, 1982. During his employment with The Western Company of North America, Mr. Pannill served in various capacities, including those of an executive officer and director.


OTHER INFORMATION; COMMITTEES OF THE BOARD

         During 1998, four meetings of the Board of Directors were held. All Directors other than Mr. Greathouse attended at least 75% of the total number of meetings of the Board. Mr. Greathouse was not present at two meetings. The Directors also took action by unanimous written consent on four occasions.

         The Board has two permanent committees: the Audit Committee and the Compensation Committee. Parallel does not have a standing nominating committee. The review of recommendations for nominees for Board membership is made by the full Board of Directors.

         The Audit Committee reviews the results of the annual audit of the Company's financial statements and recommendations of the independent auditors with respect to the Company's accounting practices, policies and procedures. The Audit Committee recommends to the Board the appointment of auditors for the Company. During 1998, the members of the Audit Committee were Messrs. Conklin and Duke. The Audit Committee held one meeting in 1998 at which both members were present.

         The Compensation Committee administers the Company's stock option plans and has the responsibility of reviewing and recommending to the Board of Directors the compensation and terms of benefit arrangements with the Company's officers and the making of awards under such arrangements. Messrs. Greathouse and Pannill served as members of the Compensation Committee of the Board of Directors during 1998. The Compensation Committee took action by unanimous written consent on one occasion and held one meeting during 1998, which both members attended.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         During 1998, the members of the Compensation Committee were Myrle Greathouse and Charles R. Pannill, outside Directors of Parallel.

         Our Compensation Committee is responsible for formulating and recommending to the full Board of Directors the compensation paid to Parallel's executive officers, Mr. Cambridge and Mr. Oldham. We generally review executive compensation on an annual basis. In reviewing the overall compensation of our executive officers, we consider the following components of executive compensation:

     o   base salaries;

     o   stock option grants;

     o   cash bonuses;

     o   insurance plans; and

     o   contributions by Parallel to the 408(k) retirement plan.

         In establishing the compensation paid to our executives, we emphasize providing compensation that will (1) motivate and retain the executives and reward performance, (2) encourage the long term success of Parallel, and (3) encourage the application of prudent decision making processes in an industry marked by volatility and high risk.

         Historically, we have evaluated compensation paid to our executive officers based upon the following factors:

     o   the growth in Parallel's oil and gas reserves;

     o   the market value of Parallel's common stock;

     o   cash flow;

     o the extent to which the executive officers have been successful in finding and creating opportunities for Parallel to participate in drilling or acquisition ventures having quality prospects;

     o the ability of our executives to formulate and maintain sound budgets for drilling ventures and other business activities;

     o   the overall financial condition of Parallel;

     o   the extent to which proposed business plans are met; and

     o by comparing the compensation packages of our executive officers with the compensation packages of executive officers of other companies similar to Parallel.

We do not assign relative weights or rankings to these factors. Instead, we make subjective determinations based upon a consideration of all of these factors.

         In establishing base salaries for the executive officers, we have not relied on independent consultants to analyze or prepare formal surveys for us. However, we do make informal comparisons of our executives' compensation with the compensation paid to executives of other publicly and privately held companies similar to Parallel. We also rely on our general knowledge and experience in the oil and gas industry, focusing on a subjective analysis of each of our executive's contributions to Parallel's overall performance. In addition, we take into account the fact that we do not provide significant perquisites to our executive officers. While specific performance levels or "benchmarks" are not used to establish salaries or grant stock options, we do take into account historic comparisons of Parallel's performance. With respect to awards of stock options, we attempt to provide the executives with an incentive compensation vehicle that could result in future additional compensation to the executives, but only if the value of our common stock increases for all stockholders. All stock options are granted with exercise prices equal to the fair market value of the common stock on the date of grant. When awarding stock options, we consider the number of options granted on prior occasions and the length of time between option grants.

         We awarded a 19.8% increase in the cash compensation paid to Mr. Oldham and a 10% increase in the cash compensation paid to Mr. Cambridge, effective in August, 1998. Their previous salary increases were in August, 1996, when they each received a 10% increase. At the same time we increased Mr. Oldham's salary, we also granted stock options to Mr. Oldham to purchase 100,000 shares of common stock at an exercise price of $3.60 per share, the fair market value of our common stock on the date of grant. The previous grant of a stock option to Mr. Oldham was in February, 1997 when we granted to him a stock option to purchase 100,000 shares of common stock. Mr. Cambridge was also granted a stock option to purchase 50,000 shares of common stock at an exercise price of $3.60 per share. In May, 1997, a stock option to purchase 100,000 shares of Common Stock was granted to Mr. Cambridge. Until the grant of the stock options in 1997 and 1998, our executive officers had not been awarded stock options since October, 1993.

         In the case of Mr. Cambridge, the Chief Executive Officer of Parallel, the factors we consider in establishing recommended levels and components of compensation, in addition to those discussed above, include the amount of time devoted by Mr. Cambridge to Parallel's business and the fact that he does not participate in any of Parallel's insurance or retirement plans. These additional factors are included and considered in the evaluation of Mr. Cambridge's compensation since he does not serve the Company as a full-time employee. In reviewing the overall compensation of Mr. Cambridge in 1998, we took into account the fact that Mr. Cambridge had not received an increase in his salary since August, 1996 or an award of stock options since May, 1997. We further considered Parallel's overall financial condition and operating results for 1997 and the first seven months of 1998, and the individual contributions made by Mr. Cambridge. Throughout 1998, Parallel was faced with a precipitous downturn in the oil and gas industry. While many of our competitors experienced insurmountable financial problems or ceased active drilling operations altogether, we believe the insight, experience and leadership of Mr. Cambridge has been instrumental in keeping Parallel positioned to survive the adverse effects of a severe industry downturn. In August, 1998, we awarded Mr. Cambridge a stock option to purchase 50,000 shares of common stock and a 10% increase in his cash compensation. We feel that the stock option awards to our executive officers, including Mr. Cambridge, act as a catalyst to advancing the financial interests of stockholders along with those of management. It is our conclusion that the amount and types of compensation currently being paid to our executive officers are sufficient to motivate them and encourage their efforts to increase the value of Parallel for all stockholders.

         Provisions of the Internal Revenue Code that restrict the deductibility of certain compensation over one million dollars per year has not been a factor in our considerations or recommendations.


                                     Myrle Greathouse
                                     Charles R. Pannill

SUMMARY OF ANNUAL COMPENSATION

         The table below shows a summary of the types and amounts of compensation paid to our executive officers during the last three years.


                                                             SUMMARY COMPENSATION TABLE
                                                                                             LONG-TERM COMPENSATION
                                                                               ---------------------------------------------------

                                                ANNUAL COMPENSATION                           AWARDS                  PAYOUTS
                                   ----------------------------------------    ---------------------------------------------------

                                                            OTHER
                                                            ANNUAL         RESTRICTED  SECURITIES
  NAME AND                                                  COMPEN-          STOCK     UNDERLYING     LTIP          ALL OTHER
  PRINCIPAL                      SALARY       BONUS         SATION           AWARDS     OPTIONS/     PAYOUTS      COMPENSATION
  POSITION             YEAR        ($)         ($)            ($)              ($)       SARS(#)       ($)            ($)
  ---------            ----      ------       -----         ------         ----------  ----------    -------      ------------

T.R. Cambridge,         1998    $ 73,631    $    500       $    900              0      50,000           0              0
 Chief
 Executive
 Officer and            1997    $ 70,686    $  1,000       $    825              0     100,000           0              0
 Chairman of
 the Board              1996    $ 66,402    $  2,945       $    825              0           0           0              0
 of Directors


L.C. Oldham,            1998    $112,923    $    500       $ 23,150(1)           0     100,000           0       $  5,139(2)
 President,
 Treasurer              1997    $104,297    $  1,000       $ 16,620(1)           0     100,000           0       $  6,695(2)
 and Director
                        1996    $ 98,766    $  4,346       $ 11,290(1)           0           0           0       $  2,963(2)

---------


(1) Such amount includes insurance premiums for nondiscriminatory group life, medical, disability and dental insurance as follows: $17,445 for 1998; $11,532 for 1997; and $10,417 for 1996.

(2) For 1996, such amount represents contributions made by Parallel to Mr. Oldham's individual retirement account maintained under the 408(k) simplified employee pension plan/individual retirement account ("SEP Account"). For 1997, such amount includes $3,129 contributed by Parallel to Mr. Oldham's SEP Account and the reimbursement to Mr. Oldham of $3,566 for income tax preparation and planning. For 1998, such amount includes $3,388 contributed by Parallel to Mr. Oldham's SEP Account and the reimbursement to Mr. Oldham of $1,751 for income tax preparation and planning.

STOCK OPTIONS

         Parallel uses stock options as part of the overall compensation of Directors, officers and employees. We have included summary descriptions of our stock option plans so you can review the types of options we have granted and the significant features of our stock options.

         In the following table, we show certain information with respect to stock options granted in 1998 to the named executive officers.



                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                        INDIVIDUAL GRANTS
                           ----------------------------------------------------------------------         POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                            NUMBER OF          PERCENT OF                                                 ANNUAL RATES OF STOCK
                           SECURITIES         TOTAL OPTIONS                                               PRICE APPRECIATION FOR
                           UNDERLYING           GRANTED TO           EXERCISE OR                              OPTION TERM (1)
                             OPTIONS          EMPLOYEES IN           BASE PRICE         EXPIRATION       -------------------------
    NAME                    GRANTED (#)        FISCAL YEAR             ($/SH)              DATE          5%($)            10%($)
    ----                    -----------        -----------             ------              ----          -----            ------


T. R. Cambridge              50,000 (2)             22.73%              $3.60             8-4-08       $113,400          $286,200
L.C. Oldham                 100,000 (3)             45.50%              $3.60             8-4-08       $226,800          $572,400

---------


(1) These amounts are calculated based on the indicated annual rates of appreciation and annual compounding from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. There is no assurance that the amounts reflected in this table will be achieved.

(2) A nonqualified stock option to purchase 50,000 shares of common stock was granted to Mr. Cambridge on August 4, 1998 pursuant to Parallel's Non-employee Directors' Stock Option Plan. The option is exercisable in two equal annual installments, commencing August 4, 1999.

(3) On August 4, 1998 an incentive stock option to purchase 54,000 shares of common stock and a nonqualified stock option to purchase 46,000 shares of common stock were granted to Mr. Oldham pursuant to the 1992 Stock Option Plan. Both options are exercisable in two equal annual installments, commencing August 4, 1999.

         The following table shows certain information with respect to stock options exercised in 1998 by Parallel's executive officers and the value of their unexercised stock options at December 31, 1998.


                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                                                                VALUE OF
                                                                      NUMBER OF SECURITIES                     UNEXERCISED
                                                                     UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                               SHARES            VALUE           OPTIONS AT FISCAL YEAR-END (#)         AT FISCAL YEAR-END ($)(2)
                            ACQUIRED ON        REALIZED          ------------------------------         -------------------------
          NAME                EXERCISE          ($)(1)             EXERCISABLE UNEXERCISABLE            EXERCISABLE UNEXERCISABLE
          ----                --------          ------             -------------------------            -------------------------

T.R. Cambridge                150,000          $129,000           150,000             100,000           $        0(3)      $  0(3)
L. C. Oldham                     0                 0              367,000             180,000           $  159,770         $  0(4)

---------

(1) The value realized is equal to the fair market value of a share of common stock on the date of exercise ($1.50 per share), based on the last sale price of Parallel's common stock, less the exercise price.

(2) The value of in-the-money options is equal to the fair market value of a share of common stock at fiscal year-end ($1.44 per share), based on the last sale price of Parallel's common stock, less the exercise price.

(3) At December 31, 1998, the exercise prices of all of the options held by Mr. Cambridge exceeded $1.44, the fair market value of our common stock on that date.

(4) The exercise prices of all of Mr. Oldham's unexercisable options exceeded the fair market value of our common stock on December 31, 1998.

                            STOCK PERFORMANCE GRAPH


COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS







                                    [Graph]











                                     LEGEND


Symbol         Total Returns Index for:                12/31/93   12/31/94     12/30/95   12/29/96      12/31/97  12/31/98
------         -----------------------                 --------   --------     --------   --------      --------  --------

______ [X]    Parallel Petroleum Corporation            100.00      97.9           60.6      159.6       229.8       48.9
 .. ___ .*     Nasdaq Stock Market (US Companies)        100.00      97.8          138.3      170.0       208.3      293.5
- - - -  o    NASDAQ Stocks (SIC 1310-1319 US           100.00      92.5           97.2      140.5       133.9       64.4
               Companies) Crude Petroleum and
               Natural Gas


NOTES:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.00 on 12/13/93.

         The indexes in the performance graph, prepared by the Center for Research in Security Prices of the University of Chicago Graduate School of Business, compare the annual cumulative total stockholder return on Parallel's common stock with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and a peer group index comprised of 118 U.S. companies engaged in crude oil and natural gas operations, based on a three-digit standard industrial classification or SIC code, whose stocks were traded on Nasdaq during the five-year period ended December 31, 1998. The table assumes that the value of an investment in Parallel's common stock and each index was $100 at the end of 1993 and that all dividends were reinvested.

CHANGE OF CONTROL ARRANGEMENTS

         Parallel's outstanding stock options and stock option plans contain certain change of control provisions which are applicable to Parallel's outstanding stock options, including the options held by Messrs. Cambridge and Oldham, and other Directors of Parallel. For purposes of our options, a change of control occurs if:

     o   Parallel is not the surviving entity in a merger or consolidation;

     o Parallel sells, leases or exchanges all or substantially all of its assets;

     o   Parallel is to be dissolved and liquidated;

     o any person or group acquires beneficial ownership of more than 50% of Parallel's common stock; or

     o in connection with a contested election of directors, the persons who were directors of Parallel before the election cease to constitute a majority of the Board of Directors.

         If a change of control occurs, the Compensation Committee of the Board of Directors can:

     o   accelerate the time at which options may be exercised;

     o require optionees to surrender some or all of their options and pay to each optionee the change of control value;

     o   make adjustments to the options to reflect the change of control; or

     o permit the holder of the option to purchase, instead of the shares of common stock as to which the option is then exercisable, the number and class of shares of stock or other securities or property which the optionee would acquire under the terms of the merger, consolidation or sale of assets and dissolution if, immediately before the merger, consolidation or sale of assets or dissolution, the optionee had been the holder of record of the shares of common stock as to which the option is then exercisable.

         The change of control value is an amount equal to, whichever is applicable:

     o the per share price offered to Parallel's stockholders in a merger, consolidation, sale of assets or dissolution transaction;

     o the price per share offered to Parallel's stockholders in a tender offer or exchange offer where a change of control takes place; or

     o if a change of control occurs, other than from a tender or exchange offer, the fair market value per share of the shares into which the options being surrendered are exercisable, as determined by the Committee.

COMPENSATION OF DIRECTORS

         Parallel's non-employee Directors each receive $1,000 for attending meetings of the Board of Directors and $500 for attending meetings of Board committees that they serve on. Under these arrangements, during 1998, Danny H. Conklin and Ernest R. Duke each received $4,000. Myrle Greathouse received $3,000 and Charles R. Pannill received $4,500. All Directors are reimbursed for expenses incurred in connection with attending meetings.

         Parallel's 1992 Stock Option Plan provides for the granting of a one-time stock option to purchase 25,000 shares of common stock to each person who becomes a non-employee director after March 1, 1992. No options were granted in 1998 under this plan.

         Directors who are not employees of Parallel are also eligible to participate in the Non-Employee Directors Stock Option Plan. On August 4, 1998, Messrs. Conklin, Duke, Greathouse and Pannill were each granted an option to purchase 25,000 shares of common stock. Mr. Cambridge was granted an option to purchase 50,000 shares of common stock. All of the options were granted with an exercise price of $3.60 per share, the fair market value of the common stock on the date of grant. The options are exercisable with respect to one-half of the shares on August 4, 1999, and one-half on August 4, 2000. The options expire on August 4, 2008.

STOCK OPTION PLANS

         1983 INCENTIVE STOCK OPTION PLAN. In May, 1984, our stockholders approved and adopted the 1983 Incentive Stock Option Plan. Stock options granted under the 1983 Plan are intended to be "incentive stock options" within the meaning of the Internal Revenue Code which, generally, provides the optionee with certain favorable tax benefits. Although the 1983 Plan expired by its own terms in 1993, incentive stock options to purchase 247,000 shares of common stock remain outstanding. The 1983 Plan is administered by the Compensation Committee of the Board of Directors. Under the terms of the 1983 Plan, all employees of Parallel were eligible to participate. The 1983 Plan authorized the granting of options to purchase a total of 750,000 shares of common stock. All options granted under the 1983 Plan were granted with exercise prices equal to the fair market value of the common stock on the date of grant. All options expire, in any event, ten years after the date of grant.

         1992 STOCK OPTION PLAN. In May, 1992, our stockholders approved and adopted the 1992 Stock Option Plan. The 1992 Plan provides for granting to key employees, including officers and Directors who are also key employees of Parallel, and Directors who are not employees, options to purchase up to an aggregate of 750,000 shares of common stock. Options granted under the 1992 Plan to employees may be either incentive stock options or options which do not constitute incentive stock options. Options granted to non-employee Directors will not be incentive stock options.

         The 1992 Plan is administered by the Board's Compensation Committee, none of whom are eligible to participate in the 1992 Plan except to receive a one-time option to purchase 25,000 shares at the time he becomes a Director. The Compensation Committee selects the employees who are to be granted options and establishes the number of shares issuable under each option and other such terms and conditions as may be approved by the Compensation Committee. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant.

         The 1992 Plan provides for the granting of an option to purchase 25,000 shares of common stock to each individual who was a non-employee Director of Parallel on March 1, 1992 and to each individual who becomes a non-employee Director following March 1, 1992. Members of the Compensation Committee are not eligible to participate in the 1992 Plan other than to receive a non-qualified stock option to purchase 25,000 shares of common stock as described above.

         An option may be granted in exchange for an individual's right and option to purchase shares of common stock pursuant to the terms of a prior option agreement. An agreement that grants an option in exchange for a prior option must provide for the surrender and cancellation of the prior option. The purchase price of common stock issued under an option granted in exchange for a prior option is determined by the Compensation Committee and may be equal to the price for which the optionee could have purchased common stock under the prior option.

         The 1992 Plan will expire by its own terms in May, 2002.dd

         NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. The Parallel Petroleum Non-Employee Directors Stock Option Plan was approved by our stockholders at the annual meeting of stockholders held in May, 1997. This plan provides for granting to Directors who are not employees of Parallel options to purchase up to an aggregate of 500,000 shares of common stock. Options granted under the plan will not be incentive stock options within the meaning of the Internal Revenue Code.

         The Directors Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to select the Non-Employee Directors who are to be granted options; to establish the number of shares which may be issued to Non-Employee Directors under each option; and to prescribe such terms and conditions, as the Committee shall prescribe from time to time in accordance with the Plan. Under provisions of the Directors Plan, the option exercise price must be the fair market value of the stock subject to the option on the date the option is granted. Options are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.

         The purchase price of shares as to which an option is exercised must be paid in full at the time of exercise (1) in cash, (2) by delivering to Parallel shares of stock having a fair market value equal to the purchase price, or (3) a combination of cash or stock, as established by the Compensation Committee.

         1998 STOCK OPTION PLAN. In June, 1998, our stockholders adopted the 1998 Stock Option Plan. The 1998 Plan provides for the granting of options to purchase up to 850,000 shares of common stock. Stock options granted under the 1998 Plan may be either incentive stock options or stock options which do not constitute incentive stock options.

         The 1998 Plan is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee are not eligible to participate in the 1998 Plan. Only employees are eligible to receive options under the 1998 Plan. The Compensation Committee selects the employees who are granted options and establishes the number of shares issuable under each option.

         Options granted to employees contain terms and conditions that are approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivering to Parallel shares of common stock having a fair market value equal to the purchase price, or any combination of cash or common stock. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant.

         Options granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution. The 1998 Plan will expire in June, 2008.

         OTHER OPTION GRANTS. The Board of Directors granted a non-qualified stock option to Mr. Cambridge in October, 1993 under the general corporate powers of Parallel. Upon recommendation of the Board's Compensation Committee, the Board granted the option to Mr. Cambridge to purchase 100,000 shares of common stock at an exercise price of $3.9375 per share, the fair market value of the common stock on the date of grant. The option is not transferable, except by will or the laws of descent and distribution. The option expires in October, 2003.

RETIREMENT PLAN

         Parallel maintains under Section 408(k) of the Code a combination simplified employee pension ("SEP") and individual retirement account ("IRA") plan (the "SEP/IRA") for eligible employees. Generally, eligible employees include all employees who are at least twenty-one years of age.

         Contributions to employee SEP accounts may be made at the discretion of Parallel, as authorized by the Compensation Committee of the Board of Directors. The percentage of contributions may vary from time to time. However, the same percentage contribution must be made for all participating employees. Parallel is not required to make annual contributions to the employees SEP accounts. Parallel may make tax-deductible contributions for each employee participant of up to 15% of a participant's compensation, or $30,000, whichever is less. Under the prototype simplified employee pension plan adopted by Parallel, all of the SEP contributions must be made to SEP/IRAs maintained with the sponsor of the plan, a national investment banking firm. All contributions to employees' accounts are immediately 100% vested and become the property of each employee at the time of contribution, including employer contributions, income-deferral contributions and IRA contributions. Generally, earnings on contributions to an employee's SEP/IRA account are not subject to federal income tax until withdrawn.

         In addition to receiving SEP contributions made by Parallel, employees may make individual annual IRA contributions of up to the lesser of $2,000 or 100% of compensation. Each employee is responsible for the investment of funds in his or her own SEP/IRA and can select investments offered through the sponsor of the plan.

         Distributions may be taken by employees at any time and must commence by April 1st following the year in which the employee attains age 70 1/2.

         Parallel presently makes matching contributions to employee accounts in an amount equal to the contribution made by each employee, not to exceed, however, 3% of each employee's salary during any calendar year. During 1998, Parallel contributed an aggregate of $11,632 to the accounts of seven employee participants. Of this amount, $3,388 was allocated to Mr. Oldham's account.

CERTAIN TRANSACTIONS

         From time to time, Wes-Tex Drilling Company, a corporation, acquires undivided interests in oil and gas leasehold acreage from Parallel and participates with Parallel and other interest owners in the drilling and development of such acreage. Myrle Greathouse, a director and the sole shareholder of Wes-Tex, is also a Director of Parallel. Wes-Tex participates in these operations under standard form operating agreements on the same or similar terms afforded by Parallel to nonaffiliated third parties. We invoice all working interest owners, including Wes-Tex, on a monthly basis, without interest, for their pro rata share of lease acquisition, drilling and operating expenses. During 1998, we billed Wes-Tex $83,946 for Wes-Tex's proportionate share of lease operating expenses incurred on properties we operate. The largest amount owed to us by Wes-Tex at any one time during 1998 for its share of lease operating expenses was $28,945. At December 31, 1998, Wes-Tex owed us $579 for these expenses. During 1998, we disbursed $34,330 to Wes-Tex in payment of revenues attributable to Wes-Tex's pro rata share of the proceeds from sales of gas and oil produced from properties in which Wes-Tex and Parallel owned interests.

         In April, 1998, Parallel privately placed 600,000 shares of $.60 cumulative convertible preferred stock to eight accredited investors. Of the 600,000 shares of preferred stock, 100,000 shares were purchased by Wes-Tex, 50,000 shares were purchased by the Greathouse Foundation and 50,000 shares were purchased by the Greathouse Charitable Remainder Trust. The Greathouse Foundation is a tax-exempt entity under Section 501(c)(3) of the Internal Revenue Code and engages in the business of making charitable grants for benevolent purposes. Mr. Greathouse is the chairman of the board of directors of the Greathouse Foundation. The Greathouse Charitable Remainder Trust is a charitable remainder trust in which Mr. Greathouse and his wife are the trustees and uni-trust beneficiaries. All of the shares of preferred stock were purchased for cash at a price of $10 per share on the same terms as all other unaffiliated purchasers. The net proceeds from the sale of the preferred stock, approximately $5,919,000, were used by Parallel to reduce bank debt.

         In October, 1998, the holders of the $.60 cumulative convertible preferred stock, including Wes-Tex, the Foundation and the Trust, surrendered all of the preferred stock to Parallel in exchange for Parallel's issuance of a like number of shares of a newly created class of preferred stock, designated as the 6% convertible preferred stock, $0.10 par value per share. After the exchange, Wes-Tex was the record holder of 100,000 shares of the newly created class of preferred stock, the Foundation was the record holder of 50,000 shares and the Trust was the record holder of 50,000 shares of $.60 cumulative convertible preferred stock. All outstanding shares of the preferred stock were cancelled and restored to the status of authorized but unissued preferred stock.

         The rights, privileges and preferences of the 6% convertible preferred stock are substantially identical to the $.60 cumulative convertible preferred stock, except that the initial conversion price of the preferred stock is $3.50 per share, while the initial conversion price of the $.60 cumulative convertible preferred stock was $6.40 per share.

         In October, 1998, Parallel privately placed an additional 374,500 shares of 6% convertible preferred stock. Of the 374,500 shares that were sold, 10,000 shares were purchased by Wes-Tex, 5,000 shares were purchased by the Foundation and 5,000 shares were purchased by the Trust. These purchases were made for cash at a price of $10 per share on the same terms as all other third parties. The net proceeds from the sale of the preferred stock, approximately $3,709,000, were used to reduce bank debt.

         During 1998, Cambridge Production, Inc., a corporation owned by Mr. Cambridge, served as operator of two wells on oil and gas leases in which we also owned an interest. Generally, the operator of a well is responsible for the day to day operations on the lease, overseeing production, employing field personnel, maintaining production and other records, determining the location and timing of drilling of wells, administering gas contracts, joint interest billings, revenue distribution, making various regulatory filings, reporting to working interest owners and other matters. During 1998, Cambridge Production billed us $69,894 for our pro rata share of lease operating expenses and drilling and workover expenses. We paid $84,554 to Cambridge Production during 1998, which included amounts remaining unpaid and owed to Cambridge Production at the end of 1997. The largest amount we owed Cambridge Production at any one time during 1998 was $22,981. At December 31, 1998, no amounts were due to us from Cambridge Production. Cambridge Production's billings to Parallel are made monthly on the same basis as all other working interest owners in the wells. Our pro rata share of oil and gas sales during 1998 from the wells operated by Cambridge Production was $217,806.

         We believe the transactions described above were made on terms no less favorable than if we had entered into the transactions with an unrelated party.

                      APPROVAL OF ISSUANCE OF COMMON STOCK


         We are seeking your approval for the issuance of up to 5,000,000 shares of common stock. While stockholder approval of this proposal is not required under Delaware law, your authorization for the issuance and sale of these shares will enable us to comply with certain rules of the Nasdaq National Market. These rules require our stockholders to approve the issuance and sale of securities representing more than 20% of our outstanding common stock in privately negotiated transactions at a price less than the greater of market value or book value. Five million shares represents approximately 27.3% of our outstanding common stock.

         Our oil and gas exploration business requires substantial and continuing capital expenditures. Historically, the sources of financing to fund our capital expenditures have included:

     o   cash flow from operations;

     o   sales of our equity securities; and

     o   bank borrowings.

         Because of the recent and sustained deterioration in prices we receive for the oil and gas we produce, the capital normally available to us from our cash flow and bank borrowings has been significantly reduced. In January, 1998, we were receiving approximately $17.00 per barrel of oil and $2.70 per Mcf of gas for the oil and gas we produced. Since then, oil prices have been as low as $10.00 per barrel, the lowest level we have seen since Parallel was formed in 1979. At January 1, 1999, we were receiving approximately $10.50 per barrel of oil and $2.00 per Mcf of gas. Primarily as a result of the decline in prices of oil and gas, Parallel experienced a significant decline in operating cash flow and revenues. In April, 1999, oil prices increased to approximately $16.00 per barrel of oil, while gas prices have remained at approximately $2.00 per Mcf. There can be no assurance that oil and gas prices will not decline in the future.

         Recognizing that falling oil and gas prices would adversely impact our financial condition and results of operations, as well as our ability to fund capital expenditures, the Board of Directors authorized the sale of a total of 975,500 shares of preferred stock in April and October, 1998 to a limited number of accredited investors, including entities controlled by Myrle Greathouse, a Director of Parallel. The preferred stock was sold at a price of $10 per share an is convertible into shares of common stock. Based on the initial conversion rate of $3.50 per share, the preferred stock is convertible into a total of 2,785,714 shares of common stock, or approximately 15.2% of the total number of outstanding shares of common stock. For additional information about our preferred stock, you should read the discussion under "Certain Transactions" on page 22 of this proxy statement. The net proceeds from the sale of the preferred stock, approximately $9,628,000 in the aggregate, were used to reduce our bank debt.

         Primarily because of sustained low oil and gas prices, which has adversely affected the value of our proved oil and gas reserves, we were informed by our bank lender in March, 1999 that our available borrowing capacity under our revolving credit facility was reduced from $21,100,000 to $18,900,000. This means that we have borrowed all the funds currently available under our revolving credit agreement.

         After reviewing available financial options in light of our need for capital and the current market conditions in the domestic oil and gas industry, including the expense, time requirements and the uncertainty of being able to consummate a public offering of our equity securities, the Board of Directors determined that the most attractive option under current circumstances was to attempt to raise funds through privately negotiated sales of our common stock. At a meeting of the Board of Directors on February 16, 1999, the Board of Directors authorized us to continue our efforts to seek additional financing for further review by the Board of Directors.

         We sought expressions of interest from accredited investors known to us, including certain holders of our preferred stock, who have expressed an interest in making an additional investment in Parallel. The terms of any proposed sale, including the price per share, will be determined by arms-length negotiation and included in definitive agreements to be entered into at the time of sale. Although we do not presently have any definitive agreements with these or any other potential investors, if the proposal is approved, we will continue our discussions with them, as well as other prospective investors. However, even if this proposal is approved by the stockholders, we can give no assurance that we will be able to obtain additional capital through the sale of any shares of our common stock to these or any other potential investors.

         Any proposed sale of our stock will be submitted to the Board for its prior review and consideration. Unless the Directors determine that the terms of any proposed sale, including the sales price, are just and reasonable and that the transaction is in the best interests of and fair to Parallel and its stockholders, we will not enter into any agreements for the sale of our stock. In making this determination, factors that the Board will review and consider include:

     o the prices of our common stock as reported on the Nasdaq National Market, the trading volume in and the volatility in prices of our common stock;

     o the number of shares of common stock proposed to be sold in comparison to average trading volumes of the common stock;

     o appropriate discount factors for the restricted nature of the common stock due to the absence of registration with the SEC;

     o   our oil and gas reserves and the potential for growth of our reserves;

     o recent trends in and prospects for the oil and gas industry as a whole;

     o comparisons with other publicly traded oil and gas companies similar to Parallel; and

     o the business, operations, financial condition and prospects of Parallel generally.

         Shares of common stock that we sell in privately negotiated transactions, if any, will not be freely tradeable and will be restricted securities within the meaning of Rule 144 under the Securities Act of 1933. In general, under Rule 144 as currently in effect, a stockholder who has beneficially owned shares constituting restricted securities for at least one year is entitled to publicly resell such securities within any three-month period a number of shares that does not exceed the greater of one percent of the outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale is filed pursuant to Rule 144. Sales under Rule 144 also are subject to certain provisions regarding the manner of sale, notice requirements and the availability of current public information about Parallel. A stockholder who is not an affiliate of Parallel for at least 90 days prior to a proposed transaction and who has beneficially owned restricted securities for at least two years is entitled to sell such shares under Rule 144(k) without regard to the limitations described above. If this proposal is approved, any shares of common stock that we may sell will be restricted securities, and prospective investors may require a discount from market prices due to the restricted nature of the common stock.

         Between January 4, 1999 and April 26, 1999, the closing price of our common stock as reported on the Nasdaq National Market ranged from a low of $1.00 per share to a high of $2.25 per share. At April 27, 1999, the closing price of our common stock as reported on the Nasdaq National Market was $2.00 per share.

         If stockholders approve the proposal to issue and sell the common stock, such sales, if any, will require the prior approval of the Board of Directors and will necessarily occur after the Annual Meeting. Consequently, we are not able at the present time to determine the number of shares that we may be able to sell in any one transaction or the price per share at which the common stock may be sold.

         At the present time, our cash flow from operations is adequate to meet normal operating expenses, the interest expense under our credit facility and preferred stock dividend requirements. However, without the additional capital we would receive from the sale of the common stock, our exploration activities may be curtailed until there is sustained improvement in oil and gas prices or alternative sources of funding can be found. Our ability to remain in compliance with the covenants in our loan agreement could also be adversely affected. If we become in default under our loan agreement, our bank lender could declare all of our debt to be immediately due and payable. The additional funds we obtain from the sale of the common stock will strengthen our ability to remain in compliance with the covenants in our loan agreement, and allow us to continue our current drilling activities and remain competitive during a significant and material downturn in the oil and gas industry. We believe the benefits from the sale of our common stock will be an advantage to Parallel because:

     o   we will have the opportunity to increase our proved reserves;

     o the availability of additional financing in a depressed oil and gas market will strengthen our competitive position in our primary areas of operation;

     o we can increase our cash flow if our drilling activities are successful; and

     o we will have additional time to maximize cash flow and increase the value of our assets.

         If the proposal is approved and if we are able to sell any shares of our common stock, the net proceeds will be used to help fund our drilling and exploratory activities, to reduce bank debt, or a combination of both.

EFFECT OF ISSUANCE AND SALE OF SHARES ON EXISTING STOCKHOLDERS

         After giving effect to the assumed issuance of 5,000,000 shares of common stock, these shares would represent approximately 21.4% of the total number of shares outstanding. Although the number of shares of common stock collectively owned by purchasers would not constitute a majority of the outstanding shares of common stock, the purchasers may nonetheless collectively own a sufficient number of shares of common stock to influence control of Parallel.

         Stockholders will suffer dilution of their ownership interest in Parallel as a result of the issuance and sale of the common stock. The issuance of additional shares of common stock could reduce net book value per share and earnings (loss) per share, will have a dilutive effect on the voting power of current stockholders, and could depress the market price of the common stock.


RECOMMENDATION AND VOTE

         Parallel's Board of Directors has unanimously approved the proposal to authorize the issuance and sale of up to 5,000,000 shares of common stock. The Board of Directors believes that having the ability to sell these shares of common stock in privately negotiated transactions is in the best interest of Parallel and its stockholders.

         To effect the proposal, the following resolution will be proposed at the Annual Meeting and proxies will be voted in favor of the resolution unless shareholders specify otherwise:

         RESOLVED, that Parallel Petroleum Corporation be authorized to issue and sell in privately negotiated transactions up to 5,000,000 shares of common stock at a price and upon other terms as shall be approved by the Board of Directors.

         If the stockholders do not approve this proposal at the Annual Meeting, we will consider other financing alternatives that may be available to us from time to time, including other permissible methods of public or private sales of our debt or equity securities, sales of property interests or alternative bank financing.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZATION OF THE ISSUANCE AND SALE OF UP TO 5,000,000 SHARES OF COMMON STOCK.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, subject to ratification by the stockholders at the Annual Meeting, has reappointed the firm of KPMG LLP as independent auditors for the fiscal year ending December 31, 1999. If the stockholders do not ratify this appointment, the Board may consider other independent public accountants or continue the appointment of KPMG LLP. KPMG LLP has been our independent auditor since 1979.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will be afforded an opportunity to make a statement at the Annual Meeting if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

         STOCKHOLDERS ARE REQUESTED TO VOTE FOR THE RATIFICATION OF THE REAPPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


                              FINANCIAL STATEMENTS

         The 1998 Annual Report to Stockholders accompanying this proxy statement includes our Form 10-K Report filed with the SEC. Our audited financial statements, as contained in pages F-1 through and including page F-23 of our Form 10-K Report, are incorporated by reference into this proxy statement.


                                 OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matter properly comes before the Annual Meeting, the persons appointed by the proxy intend to vote such proxy in accordance with their best judgment.

         STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON WRITTEN REQUEST TO THE MANAGER OF PUBLIC RELATIONS OF THE COMPANY, ONE MARIENFELD PLACE, SUITE 465, 110 N. MARIENFELD, MIDLAND, TEXAS 79701.

                             STOCKHOLDER PROPOSALS


         Stockholders desiring to submit proposals for inclusion in our proxy statement for the 2000 annual meeting of stockholders must submit proposals to us at our principal executive office on or before January 7, 2000. Proposals should be sent to:

                           Secretary of Parallel Petroleum Corporation
                           One Marienfeld Place
                           110 N. Marienfeld, Suite 465
                           Midland, Texas 79701.

         The use of certified mail, return receipt requested, is suggested.

         The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve and matters incident to the conduct of the Annual Meeting, including matters of which the registrant did not receive notice until after March 20, 1999. For our annual meeting in 2000, management proxies will be permitted to use discretionary voting authority for matters submitted at the annual meeting other than pursuant to the procedures in SEC Rule 14a-8 if notice of the matter was not delivered to us on or before April 8, 2000.


                                       By Order of the Board of Directors



                                           THOMAS W. ORTLOFF
                                           Secretary


Midland, Texas
May 24, 1999

                         PARALLEL PETROLEUM CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 23, 1999

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas R. Cambridge and Larry C. Oldham, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of PARALLEL PETROLEUM CORPORATION of record in the name of the undersigned at the close of business on May 12, 1999, which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated May 24, 1999, receipt of which is acknowledged.


1.       ELECTION OF DIRECTORS:

         ___      FOR ALL NOMINEES LISTED BELOW               ___      WITHHOLD AUTHORITY
                  (except as marked to the contrary)                   (to vote for all nominees below)

         (INSTRUCTIONS:  To withhold authority to vote for any nominee below, strike a line through the nominee's name)

         Thomas R. Cambridge, Ernest R. Duke, Myrle Greathouse, Larry C. Oldham, Charles R. Pannill.



2.       APPROVAL OF THE ISSUANCE AND SALE OF UP TO 5,000,000 SHARES OF COMMON STOCK IN PRIVATELY NEGOTIATED TRANSACTIONS:


         ___  FOR                            ___  AGAINST                           ___ ABSTAIN


3.       APPROVAL OF SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.


         ___  FOR                            ___  AGAINST                           ___ ABSTAIN


4.       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.


This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.





                              ------------------------------------------------
                                 Please sign exactly as name appears hereon.
                                 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                              ------------------------------------------------
                                              Signature


                              ------------------------------------------------
                                       Signature if held jointly




                                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                 CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.







DATED ___________________________, 1999



                                      -2-